Exhibit 5.3

Niska Partners Coöperatief U.A. (the “Cooperative”)

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Date December 19, 2014		Pierre Nijnens
E pierre.nijnens@debrauw.com
Our ref.	M22307626/1/92006345/pjamn	T +1 212 259 4102
F +1 212 259 4111

Dear Sir/Madam,

Niska Gas Storage Partners LLC et al.

Registration on Form S-3 with the US Securities and Exchange Commission of

Common Units Representing Limited Liability Company Interests, Debt Securities, Guarantees, Units

1                                        Introduction

I act as Dutch legal adviser (advocaat) to the Cooperative in connection with the registration with the US Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, of units representing limited liability company interests in Niska Gas Storage Partners LLC and of Debt Securities of Niska Gas Storage Partners LLC, Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp, and of Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp or any combination thereof, which Debt Securities may be guaranteed by certain Subsidiary Guarantors, including the Cooperative.

Certain terms used in this opinion are defined in the Annex (Definitions).

2                                        Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in The Netherlands. Not admitted in New York.

De Brauw Blackstone Westbroek New York is De Brauw Blackstone Westbroek New York B.V., P.C., having its corporate seat in The Hague, the Netherlands, registered with the Trade Register in Amsterdam under no 27172369.

3                                        Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1                              A copy obtained on November 7, 2014 through www.sec.gov of the form of:

(a)

(i)                                    the Senior Indenture;

(ii)                                 the Subordinated Indenture;

(iii)                              the Notation of Guarantee be signed by the Cooperative and being a part of the Senior Indenture or the Subordinated Indenture, as the case may be; and

(b)                                a draft, dated November 7, 2014, of the Registration Statement.

3.2                              A copy of:

(a)                                the deed of incorporation of the Cooperative and its articles of association, as provided to me by the Chamber of Commerce; and

(b)                                the Trade Register Extract.

3.3                              A copy of each Corporate Resolution.

In addition, I have obtained the following confirmations given on the date of this opinion:

3.4                              Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.5

(a)                                Confirmation by telephone from the court registry of the District Court of the place where the Cooperative has its seat, derived from that Court’s Insolvency Register; and

(b)                                confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Cooperative is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4                                        Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)                                Each copy document conforms to the original and each original is genuine and complete.

(b)                                Each signature is the genuine signature of the individual concerned.

(c)                                 Each confirmation referred to in this opinion is true.

4.2

(a)                                At the time when the Members Resolution was signed, the members which signed the Members Resolution were the only members of the Cooperative.

(b)                                Each Corporate Resolution remains in full force and effect without modification.

4.3                              The Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee) are within the capacity and powers of, and will have been validly authorised and entered into by, each party other than the Cooperative.

4.4                              Under New York Law by which the Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee) are expressed to be governed:

(c)                                 provided that the Senior Indenture and the Subordinated Indenture have been validly signed by all the respective parties to it, the Senior Indenture (including the relevant Guarantee) and Subordinated Indenture (including the relevant Guarantee), as the case may be are valid, binding on and enforceable against each party; and

(d)                                the choice of New York Law as the governing law of the Senior Indenture and the Subordinated Indenture applies to the submission to the jurisdiction of the New York Courts pursuant to the Jurisdiction

Clause in the Senior Indenture and the Subordinated Indenture, as the case may be.

5                                        Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1                              The Cooperative has been incorporated and exists as a cooperative (coöperatie).

5.2

(a)                                The Cooperative has the power to enter into and perform the Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee).

(b)                                The Cooperative has taken all necessary action to authorise its entry into and performance of the Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee).

(c)                                 When signed on behalf of the Cooperative by each director A acting jointly with director B, the Senior Indenture and the Notation of Guarantee referred to therein and the Subordinated Indenture and the Notation of Guarantee referred to therein, will have been validly signed by the Cooperative.

5.3

(a)                                The Cooperative does not require any licence, dispensation, recognition or other governmental consent for its entry into and performance of the Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee).

(b)                                There are no registration, filing or similar governmental formalities required to ensure the validity, binding effect on and enforceability against the Cooperative of the Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee).

5.4                              The entry into and performance of the Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee)

by the Cooperative do not violate Dutch law or the articles of association of the Cooperative.

5.5                              The choice of New York Law as the governing law of the Senior Indenture (including the relevant Guarantee) and of the Subordinated Indenture (including the relevant Guarantee) is recognised and accordingly that law governs the validity, binding effect on and enforceability against the Cooperative of the Senior Indenture (including the relevant Guarantee) and the Supplemental Indenture (including the relevant Guarantee), as the case may be.

5.6

(a)                                In proceedings in a New York Court, New York Law determines the validity, binding effect on and enforceability against the Cooperative of the Jurisdiction Clause.

(b)                                A judgment rendered by a New York Court will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a New York Court which is enforceable in New York and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the judgment insofar as it finds that (i) the jurisdiction of the New York Court has been based on grounds which are internationally acceptable, (ii) proper legal procedures have been observed, and (iii) the judgment does not contravene Dutch public policy.

6                                        Qualifications

This opinion is subject to the following qualifications:

6.1                              This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2                              The recognition of New York Law as the governing law of the Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee):

(a)                                will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Senior Indenture or the Subordinated Indenture was entered into (other than the choice of New York Law as the governing law of the Senior Indenture or the Subordinated Indenture) are located in one or more Member States of the European Union;

(b)

(i)                                    will not restrict the application of the overriding provisions of Dutch law; and

(ii)                                 will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c)                                 will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)                                will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3                              The enforcement in the Netherlands of the Senior Indenture (including the relevant Guarantee) or the Subordinated Indenture (including the relevant Guarantee) and of foreign judgments is subject to Dutch rules of civil procedure (including rules of evidence).

6.4                              The enforceability of the Senior Indenture (including the relevant Guarantee) and the Subordinated Indenture (including the relevant Guarantee) may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5                              To the extent that pursuant to the Senior Indenture or the Subordinated Indenture the Cooperative is required or forbidden to take, or restricted in taking, any action that falls within the powers of its meeting of members, it may not be binding on and enforceable against it.

6.6                              To the extent that the Senior Indenture (including the relevant Guarantee) or the Subordinated Indenture (including the relevant Guarantee) constitutes general conditions within the meaning of Section 6:231 CC, a beneficiary of the Guarantee may nullify (vernietigen) a provision therein if (i) the beneficiary has not been given a reasonable opportunity to examine the Supplemented Indenture, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the beneficiary of the Guarantee is a natural person not acting in the conduct of a profession or trade.

6.7                              To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of another person’s obligations and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

6.8                              If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of another person and any other legal act having a similar effect) is not in the entity’s interest, the act may exceed the entity’s power.

6.9                              If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity’s interest.

6.10

(a)                                An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)                                A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.11                       I do not express any opinion on any taxation matters.

7                                        Reliance

7.1                              This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2                              Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3                              The Cooperative may:

(a)                                file (or permit the registrants under the Registration Statement to file) this opinion as an exhibit to the Registration Statement; and

(b)                                refer (or permit the registrants under the Registration Statement to refer) to De Brauw under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

/s/ De Brauw Blackstone Westbroek New York B.V., P.C.

De Brauw Blackstone Westbroek New York B.V., P.C.
Pierre Nijnens

Annex — Definitions

In this opinion:

“Canadian Issuers” means Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

“Cooperative” means Niska Partners Coöperatief U.A., with seat in Amsterdam.

“Corporate Resolutions” means the Managing Board Resolution and the Members Resolution.

“De Brauw” means De Brauw Blackstone Westbroek New York B.V., P.C.

“Debt Securities” has the meaning as defined in the Registration Statement.

“Guarantee” means the guarantee to be given by the Cooperative set out in Section 14 of the Senior Indenture or Section 14 of the Subordinated Indenture, as the case may be.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of May 29, 2000 on insolvency proceedings.

“Issuers” means the US Issuers and the Canadian Issuers.

“Jurisdiction Clause” means Section 13.04 of the Senior Indenture and Section 13.04 of the Subordinated Indenture, as the case may be.

“Managing Board Resolution” means a written resolution of the managing board (bestuur) of the Cooperative, dated November 7, 2014;

“Members Resolution” means a written resolution of the meeting of members of the Cooperative, dated November 7, 2014.

“New York Court” means any Federal or state court located in New York City.

“New York Law” means the law of the state of New York.

“Notation of Guarantee” means the Notation of Guarantee to be made by the Cooperative, the Issuers and the other entities named in it and being part of the Senior Indenture or the Subordinated Indenture as the case may be.

“Registration” means the registration with the SEC under the Securities Act of amongst others, common units representing limited liability company interests, and of Debt Securities of the US Issuers, and of the Canadian Issuers.

“Registration Statement” means the registration statement on form S-3 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it) originally filed with the SEC on November 7, 2014.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indenture” means the Senior Indenture between the Issuers, the Trustee, the Cooperative and the other Subsidiary Guarantors named in it.

“Subordinated Indenture” means the Subordinated Indenture between the Issuers, the Trustee, the Cooperative and the other Subsidiary Guarantors named in it,

“Subsidiary Guarantors” has the meaning as defined in the Senior Indenture and Subsidiary Indenture.

“Trade Register Extract” means a Trade Register extract relating to the Cooperative provided by the Chamber of Commerce and dated November 12, 2014.

“Trustee” means the company appointed as trustee in the Senior Indenture or the Subordinated Indenture, as the case may be.

“US Issuers” means Niska Gas Storage Partners LLC, Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp.